RAIT Financial Trust Announces Second Quarter 2009 Financial Results

PHILADELPHIA, PA — August 6, 2009 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the second quarter ended June 30, 2009.

Second Quarter 2009 Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended June 30, 2009 of $12.4 million, or $0.19 per diluted share based on 65.0 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended June 30, 2008 of $33.6 million, or $0.53 per diluted share based on 62.8 million weighted-average shares outstanding – diluted. RAIT reported adjusted earnings for the six-month period ended June 30, 2009 of $30.0 million, or $0.46 per diluted share based on 65.0 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the six-month period ended June 30, 2008 of $65.2 million, or $1.05 per diluted share based on 62.0 million weighted-average shares outstanding – diluted.

RAIT reported GAAP net loss allocable to common shares for the three-month period ended June 30, 2009 of $287.9 million, or total loss per share – diluted of $4.43 based on 65.0 million weighted-average shares outstanding – diluted, as compared to GAAP net income allocable to common shares for the three-month period ended June 30, 2008 of $114.4 million, or total earnings per share – diluted of $1.82 based on 62.8 million weighted-average shares outstanding – diluted. RAIT reported GAAP net loss allocable to common shares for the six-month period ended June 30, 2009 of $432.1 million, or $6.65 total loss per diluted share based on 65.0 million weighted-average shares outstanding – diluted, as compared to GAAP net income allocable to common shares for the six-month period ended June 30, 2008 of $244.4 million, or $3.94 total earnings per diluted share based on 62.0 million weighted-average shares outstanding – diluted.

RAIT’s GAAP net losses for the three-month and six-month periods ended June 30, 2009 were primarily caused by the following:

•	Losses on sales of assets. During the three-month period ended June 30, 2009, we sold all of our equity and a portion of our non-investment grade notes in the Taberna III, Taberna IV, Taberna VI and Taberna VII securitizations to a non-affiliated party. Upon completion of these sales, we deconsolidated these securitizations and removed the associated assets and liabilities from our consolidated balance sheet. The deconsolidation of these securitizations on June 25, 2009 resulted in a loss of $313.8 million.

•	Allowance for losses. We increased our allowance for losses to $237.6 million as of June 30, 2009 from $172.0 million as of December 31, 2008. The provision for losses recorded during the six-month period ended June 30, 2009 was $185.6 million and resulted from increased delinquencies in our residential mortgage loans and additional non-performing loans in our commercial real estate portfolios.

•	Asset Impairments. We recorded asset impairments of $46.0 million during the three-month period ended June 30, 2009. These asset impairments were comprised of investments in securities whose market values were reduced due to credit concerns or because of increased delinquencies of the underlying collateral.

A reconciliation of RAIT’s reported GAAP net income (loss) allocable to common shares to adjusted earnings, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule I to this release.

Assets Under Management and Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income, net rental income and asset management fees we received from $13.9 billion of assets under management as of June 30, 2009. Our net investment income represents the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio.

The following chart summarizes RAIT’s total assets under management at June 30, 2009 and June 30, 2008 and the gross cash flows generated by our investment portfolios for the three-month and six-month periods ended June 30, 2009 and 2008 (dollars in thousands):

		Gross Cash	Gross Cash
	Assets Under	Flow for the	Flow for the
	Management	Three-Month	Six-Month
	As of June 30,	Period Ended	Period Ended
Investment Portfolio Description	2009	June 30, 2009 (1)	June 30, 2009 (1)

Commercial real estate portfolio (2)	$2,112,184	$19,121	$39,456
Residential mortgage portfolio (3)	3,365,418	4,456	8,973
European portfolio	1,842,077	875	2,596
U.S. TruPS portfolio (4)	6,559,103	2,788	6,551
Other investments	180	133	335

Total	$13,878,962	$27,373	$57,911

		Gross Cash	Gross Cash
		Flow for the	Flow for the
	Assets Under	Three-Month	Six-Month
	Management	Period Ended	Period Ended
Investment Portfolio Description	As of June 30, 2008	June 30, 2008 (1)	June 30, 2008 (1)

Commercial real estate portfolio (2)	$2,080,772	$27,760	$52,897
Residential mortgage portfolio (3)	3,829,365	4,958	10,062
European portfolio	2,086,178	3,606	7,067
U.S. TruPS portfolio (4)	6,524,318	9,173	21,023
Other investments	1,800	252	601

Total	$14,522,433	$45,749	$91,650

(1)	Gross cash flows for the three-month and six-month periods ended June 30, 2009 and 2008 may not be indicative of cash flows for subsequent periods. See “Forward-looking Statements” and “Risk Factors” sections included in our Annual Report on Form 10-K for the year ended December 31, 2008 for the risks and uncertainties that could cause our gross cash flow for subsequent annual periods to differ materially from these amounts.

(2)	As of June 30, 2009 and 2008, our commercial real estate portfolio is comprised of $1.4 billion and $1.6 billion, respectively, of assets collateralizing RAIT I and RAIT II, $604.6 million and $270.6 million, respectively, of investments in real estate interests and $153.8 million and $248.8 million, respectively, of commercial mortgages, mezzanine loans and preferred equity interests that were not securitized.

(3)	Assets under management for our residential mortgage portfolio represent the unpaid principal balance. RAIT sold its retained interests in the securitizations collateralized by its residential mortgage portfolio in July 2009 and these assets will not be included in assets under management in subsequent reporting periods.

(4)	Our U.S. TruPS portfolio is comprised of assets collateralizing Taberna I through Taberna IX and includes TruPS and subordinated debentures, unsecured REIT note receivables, CMBS receivables, other securities, commercial mortgages and mezzanine loans.

Liquidity

As of June 30, 2009, RAIT had $40.8 million of cash and cash equivalents and $27.3 million of unused capacity in our two CRE securitizations to invest in commercial real estate assets. As of June 30, 2009, RAIT had $53.5 million outstanding under three secured credit facilities, $129.3 million of other indebtedness outstanding and an unpaid principal balance of $378.6 million in convertible senior notes outstanding, as compared to $53.5 million, $148.6 million and $384.2 million at December 31, 2008, respectively. One secured credit facility with an unpaid principal balance of $21.3 million matures in October 2009, one secured credit facility with an unpaid principal balance of $22.2 million matures in April 2010 and one secured credit facility with an unpaid principal balance of $10.0 million matures in February 2011. Upon maturity, the amounts borrowed become due and payable. Our credit facilities are secured by commercial mortgages and mezzanine loans.

Investment Portfolio Summary

The following table summarizes RAIT’s consolidated investment portfolio at June 30, 2009 (dollars in thousands):

		Percentage	Weighted-
		of Total	Average
	Carrying Amount(1)	Portfolio	Coupon(2)
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,648,745	26.2%	8.4%
Investments in real estate interests	604,619	9.6%	N/A
Residential mortgages and mortgage-related receivables (3)	3,355,089	53.4%	5.6%
Investments in securities
TruPS and subordinated debentures	573,005	9.1%	5.0%
Unsecured REIT note receivables	74,645	1.2%	6.9%
CMBS receivables	25,888	0.4%	2.8%
Other securities	1,694	0.1%	3.5%

Total investments in securities	675,232	10.8%	5.1%

Total	$6,283,685	100.0%	6.4%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of June 30, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

(3)	RAIT sold its retained interests in the securitizations collateralized by its residential mortgage portfolio in July 2009.

Credit Summary

The following table summarizes RAIT’s carrying value of investments, non-accrual status investments and allowance for losses at June 30, 2009 (dollars in thousands):

		Number of Non- Accrual	Carrying Amount of	Percentage of Asset
	Carrying Amount (1)	Investments	Non-Accrual Investments	Class(es)	Allowance for Losses
Commercial mortgages, mezzanine loans,
other loans, preferred equity interests
and investments in real estate interests	$2,253,364	27	$171,809	7.6%	$108,842(2)
Residential mortgages and mortgage-related
receivables	3,355,089	908	370,380(3)	11.0%	128,790(3)
Investments in securities (4)	675,232	17	28,086	4.2%	N/A(5)

Total	$6,283,685	952	$570,275	9.1%	$237,632

	(1) Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of June 30, 2009.
	(2) Pertains to 28 loans with a $183.5 million aggregate unpaid principal balance.
	(3) Includes loans delinquent over 60 days, in foreclosure, bankrupt or real estate owned as of June 30, 2009.
	(4) Investments in securities and security-related receivables are recorded at fair value in our consolidated balance sheet in accordance with GAAP. The unpaid
	principal value of these investments as of June 30, 2009 is $1.2 billion. The unpaid principal balance of the non-accrual investments in this category is $128.1
	million, or 10.3% of the total unpaid principal balance.
	(5) An allowance for losses is not applicable for investments in securities and security-related receivables, including our investments in U.S. TruPS and other
	securities, as these items are carried at fair value in our consolidated financial statements. The estimated fair value adjustment for our U.S. TruPS portfolio is
	recorded as a component of GAAP net income. While we believe the estimated fair values of these asset classes are affected by any related credit quality issues,
	under GAAP, no separate allowance for losses is established.

As of June 30, 2009, RAIT had investments in real estate interests of $604.6 million. During the second quarter of 2009, RAIT took title to 7 properties that served as collateral on its loans, resulting in $27.7 million of charge-offs against RAIT’s allowance for losses.

Portfolio Statistics

Commercial Mortgages, Mezzanine Loans, Other Loans and Preferred Equity Interests

The following table summarizes RAIT’s commercial mortgages, mezzanine loans, other loans and preferred equity interests at June 30, 2009 (dollars in thousands):

	Carrying Amount	Weighted-Average		% of Total Loan
	(1)	Coupon (2)	Number of Loans	Portfolio
Commercial mortgages	$938,426	7.5%	62	56.8%
Mezzanine loans	437,774	10.0%	133	26.6%
Other loans	126,391	5.2%	9	7.7%
Preferred equity interests	146,154	11.8%	29	8.9%

Total	$1,648,745	8.4%	233	100.0%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of June 30, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

Investments in Real Estate Interests

The following table summarizes RAIT’s investments in real estate interests at June 30, 2009 and December 31, 2008 (dollars in thousands):

	As of	As of
	June 30,	December 31,
	2009	2008

Multi-family real estate properties	$425,557	$243,198
Office real estate properties	138,918	131,285
Retail real estate property	33,751	—
Parcels of land	22,208	614

Subtotal	620,434	375,097
Plus: Escrows and reserves	458	4,404
Less: Accumulated depreciation and amortization	(16,273)	(11,762)

Investments in real estate interests	$604,619	$367,739

The following table summarizes the property types and geographic breakdown for commercial mortgages, mezzanine loans, other loans, preferred equity interests and investments in real estate interests at June 30, 2009 (based on amortized cost):

Property Type	Percent		Percent
		U.S. Geographic Region
Multi-family.	49.3%	Central...............	34.1%
Office.	29.8%	West..................	25.8%
Retail.	15.9%	Southeast.............	17.9%
Other.	5.0%	Mid-Atlantic..........	13.9%
		Northeast.	8.3%

Total.	100.0%	Total.................	100.0%

Residential Mortgages and Mortgage-Related Receivables

The following table summarizes our investments in residential mortgages and mortgage-related receivables as of June 30, 2009 (dollars in thousands):

	Carrying Amount (1)	Weighted- Average Coupon (2)	Average Next Adjustment Date	Average Contractual Maturity	Number of Loans	Percentage of Portfolio
3/1 ARM.	$84,620	5.6%	Aug. 2009	Aug. 2035	230	2.5%
5/1 ARM.	2,746,759	5.6%	Sept. 2010	Sept. 2035	5,725	81.9%
7/1 ARM.	471,545	5.7%	July 2012	July 2035	1,039	14.0%
10/1 ARM	52,165	5.7%	June 2015	June 2035	60	1.6%

Total.	$3,355,089	5.6%			7,054	100.0%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of June 30, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

TruPS and Subordinated Debentures

As of June 30, 2009, RAIT maintained investments of $573.0 million (at estimated fair value) in TruPS and subordinated debentures. RAIT’s portfolio had a weighted-average coupon of 5.0% The issuers of these investments had a weighted-average debt to total capitalization ratio of 77.5% and a weighted-average interest coverage ratio of 1.3 times based on the most recent information available to management as provided by our TruPS issuers or through public filings.

The following table summarizes our investments by industry sector in TruPS and subordinated debentures as of June 30, 2009 (dollars in thousands):

TruPS and Subordinated Debt Industry Sector	Estimated Fair Value	Percent
Commercial Mortgage	$205,133	35.8%
Office	123,913	21.6%
Residential Mortgage	72,168	12.6%
Specialty Finance	53,442	9.3%
Homebuilders	37,905	6.6%
Retail	36,554	6.4%
Hospitality	24,540	4.3%
Storage	19,350	3.4%
Total	$573,005	100.0%

Dividends

On May 5, 2009, RAIT’s Board of Trustees (the “Board”) decided that its review and determination of dividends on RAIT’s common shares for 2009 will be made when a full year of REIT taxable income is available.  The Board will continue to monitor RAIT’s estimated REIT taxable income during 2009 and intends to declare a dividend, if any, in at least the amount necessary to meet REIT distribution requirements.   In making this decision, the Board considered the difficulty in predicting annual results on a quarterly basis in an uncertain market with unprecedented macro-economic trends and conditions, and the Board’s desire to provide management with flexibility to navigate through these market conditions. The Board’s review will include analyzing whether RAIT should use IRS Revenue Procedure 2009-15 which permits publicly-traded REITs to distribute stock to satisfy their REIT distribution requirements if stated conditions are met, including that at least 10% of the aggregate declared distribution be paid in cash and that shareholders be permitted to elect whether to receive cash or stock subject to the limit set by the REIT on the cash to be distributed in the aggregate to all shareholders. The Board expects to continue to review and determine the dividends on RAIT’s preferred shares on a quarterly basis.

To qualify as a REIT, RAIT is required to make distributions to shareholders, first to preferred shareholders and then to common shareholders, in an amount at least equal to 90% of RAIT’s annual REIT taxable income.  RAIT’s REIT taxable income for any period may vary materially from RAIT’s reported adjusted earnings and reported GAAP earnings for that period.

On July 28, 2009, the Board declared a third quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to be paid on September 30, 2009 to holders of record on September 1, 2009.

On June 30, 2009, RAIT paid a second quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on June 1, 2009 totaling $3.4 million.

On March 31, 2009, RAIT paid a first quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on March 2, 2009 totaling $3.4 million.

Accounting Adoptions

On January 1, 2009, RAIT adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, FASB Staff Position, or FSP, Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities”. The adoption of these standards required the retrospective application of the requirements to all prior periods presented. As a result, these columns are now labeled “as revised”. Further information and disclosures will be presented in RAIT’s Form 10-Q for the quarterly period ended June 30, 2009 that will be filed on or before August 10, 2009.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 10:00 AM EDT on Thursday, August 6, 2009 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.356.3093 Domestic or 617.597.5381 International, using passcode 42545455. For those who are unable to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, August 13, 2009 by dialing 888.286.8010, access code 85227218.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate related assets. RAIT’s management uses their experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. Our objective is to provide our shareholders with total returns over time, including distributions, while managing the risks associated with our investment strategy.  For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments ; adverse governmental or regulatory policies may be enacted; our current liquidity and our access to additional liquidity have been, and may continue to be, reduced by the reduced availability of short-term and long-term financing, including a significant curtailment in the market for securities issued in securitizations and in the market for our securities and a significant reduction of the availability of repurchase agreements, warehouse facilities and bank financing; payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations which reduces our liquidity; our ability to originate and finance investments has been, and may continue to be, decreased by our reduced access to liquidity; the fair value of our assets that we record at their fair value on our financial statements has declined, and may continue to decline, substantially, which has had a material adverse effect on our financial performance, and the fair value of our liabilities that we record at their fair value on our financial statements may increase, which may have a material adverse effect on our financial performance; payment defaults and other credit risks in our investment portfolio have substantially increased, and may continue to increase, in all categories of our investment portfolio, which has reduced, and may continue to reduce, our cash flow, net income and ability to make distributions: our investment portfolio may have material geographic, sector, property-type and sponsor concentrations which could be adversely affected by economic factors unique to such concentrations; our borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income; our increased use of different methods of financing our investments from our historical methods may reduce our rate of return on our investments from historical levels; our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; we and our subsidiary, Taberna Realty Finance Trust, or Taberna, may fail to maintain qualification as real estate investment trusts, or REITs; we and Taberna may fail to maintain exemptions under the Investment Company Act of 1940; management and other key personnel may be lost; our hedging transactions may not completely insulate us from interest rate risk, which could cause volatility in our earnings; and competition from other REITs and other specialty finance companies may increase.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Six-Month
	Periods Ended		Periods Ended
	June 30		June 30
	2009	2008	2009	2008
Revenue:		(As revised)		(As revised)
Investment interest income	$130,388	$177,318	$281,481	$362,608
Investment interest expense	(91,860)	(119,914)	(194,880)	(253,027)
Net interest margin	38,528	57,404	86,601	109,581
Rental income	13,595	3,345	23,884	6,606
Fee and other income	8,679	4,594	11,499	12,003

Total revenue	60,802	65,343	121,984	128,190
Expenses:
Compensation expense	6,022	8,436	11,660	16,605
Real estate operating expense	11,129	2,931	20,873	5,603
General and administrative expense	5,272	6,910	9,529	11,723
Provision for losses	66,096	25,310	185,600	35,583
Depreciation expense	5,598	1,184	9,639	2,350
Amortization of intangible assets	352	6,094	667	13,165

Total expenses	94,469	50,865	237,968	85,029
Income (loss) before other income (expense), taxes and discontinued operations	(33,667)	14,478	(115,984)	43,161
Interest and other income	1,686	59	2,287	1,172
Gains (losses) on sale of assets	50	(142)	50	(142)
Gains on extinguishment of debt	12,349	8,662	47,556	8,662
Losses on deconsolidation of VIEs	(313,808)	—	(313,808)	—
Change in fair value of free-standing derivatives	—	—	—	(37,203)
Change in fair value of financial instruments	91,357	97,056	(8,448)	352,906
Unrealized gains (losses) on interest rate hedges	(244)	(66)	(486)	15
Equity in income (loss) of equity method investments	(1)	981	(8)	944
Asset impairments	(46,015)	(9,629)	(46,015)	(20,323)
Income (loss) before taxes and discontinued operations	(288,293)	111,399	(434,856)	349,192
Income tax benefit (provision)	(693)	2,293	(657)	2,434

Income (loss) from continuing operations	(288,986)	113,692	(435,513)	351,626
Income (loss) from discontinued operations	(275)	(630)	(2,162)	(1,071)

Net income (loss)	(289,261)	113,062	(437,675)	350,555
(Income) loss allocated to preferred shares	(3,415)	(3,415)	(6,821)	(6,821)
(Income) loss allocated to noncontrolling interests	4,809	4,712	12,397	(99,347)

Net income (loss) allocable to common shares	$(287,867)	$114,359	$(432,099)	$244,387

Earnings (loss) per share—Basic:
Continuing operations	$(4.43)	$1.83	$(6.62)	$3.96
Discontinued operations	—	(0.01)	(0.03)	(0.02)

Total earnings (loss) per share—Basic	$(4.43)	$1.82	$(6.65)	$3.94

Weighted-average shares outstanding—Basic	64,995,483	62,729,473	64,972,363	61,997,739
Earnings (loss) per share—Diluted:
Continuing operations	$(4.43)	$1.83	$(6.62)	$3.96
Discontinued operations	—	(0.01)	(0.03)	(0.02)

Total earnings (loss) per share—Diluted	$(4.43)	$1.82	$(6.65)	$3.94

Weighted-average shares outstanding—Diluted	64,995,483	62,804,806	64,972,363	62,038,113
Distributions declared per common share	$—	$0.46	$—	$0.92

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	June 30,	As of
	2009	December 31, 2008
Assets		(As revised)
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,644,690	$2,041,112
Residential mortgages and mortgage-related receivables	3,355,089	3,598,925
Allowance for losses	(237,632)	(171,973)

Total investments in mortgages and loans	4,762,147	5,468,064
Investments in securities and security-related receivables, at fair value	675,232	1,920,883
Investments in real estate interests	604,619	367,739
Cash and cash equivalents	40,850	27,463
Restricted cash	163,862	197,366
Accrued interest receivable	52,913	99,609
Other assets	30,095	29,464
Deferred financing costs, net of accumulated amortization of $7,766 and $5,781, respectively	28,883	30,875
Intangible assets, net of accumulated amortization of $82,189 and $81,522, respectively	10,918	9,987
Total assets	$6,369,519	$8,151,450

Liabilities and Equity
Indebtedness:
Secured credit facilities and other indebtedness ($17,003 and $15,221 at fair value, respectively)	$161,731	$178,625
Mortgage-backed securities issued	3,145,614	3,364,151
Trust preferred obligations, at fair value	78,292	162,050
CDO notes payable ($151,030 and $577,750 at fair value, respectively)	1,555,780	2,029,500
Convertible senior notes	377,446	382,779

Total indebtedness	5,318,863	6,117,105
Accrued interest payable	32,933	80,099
Accounts payable and accrued expenses	18,533	20,488
Derivative liabilities	202,871	613,852
Deferred taxes, borrowers’ escrows and other liabilities	37,975	50,565
Total liabilities	5,611,175	6,882,109
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,929,081 and 64,842,571 issued and outstanding, including 40,260 and 76,690 unvested restricted share awards, respectively	649	648
Additional paid in capital	1,615,950	1,613,853
Accumulated other comprehensive income (loss)	(126,077)	(231,425)
Retained earnings (deficit)	(736,158)	(304,059)

Total shareholders’ equity	754,431	1,079,084
Noncontrolling interests	3,913	190,257
Total equity	758,344	1,269,341
Total liabilities and equity	$6,369,519	$8,151,450

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income (Loss) Allocable to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Six-Month
	Periods Ended		Periods Ended
	June 30		June 30
	2009	2008	2009	2008
		(As revised)		(As revised)
Net income (loss) allocable to common shares, as reported	$(287,867)	$114,359	$(432,099)	$244,387
Add (deduct):
Provision for losses	66,096	25,310	185,600	35,583
Depreciation expense	5,598	1,385	9,784	2,766
Amortization of intangible assets	352	6,094	667	13,165
(Gains) losses on sale of assets	(50)	142	(50)	142
Gains on extinguishment of debt	(12,349)	(8,662)	(47,556)	(8,662)
Losses on deconsolidation of VIEs	313,808	—	315,860	—
Capital losses (2)	—	—	—	32,059
Change in fair value of financial instruments, net of allocation to noncontrolling interests (3)	(100,157)	(106,011)	(13,810)	(262,351)
Unrealized (gains) losses on interest rate hedges	244	66	486	(15)
Interest cost of hedges, net of allocation to noncontrolling interests (4)	(19,990)	(11,300)	(36,703)	(17,906)
Asset impairments	46,015	9,629	46,015	20,323
Share-based compensation	854	2,453	2,139	4,298
Fee income deferred (recognized)	—	(116)	—	189
Deferred tax provision (benefit)	(129)	231	(297)	1,223

Adjusted earnings	$12,425	$33,580	$30,036	$65,201

Weighted-average shares outstanding—Diluted	64,995,483	62,804,806	64,972,363	62,038,113

Adjusted earnings per diluted share	$0.19	$0.53	$0.46	$1.05

(1)	We measure our performance using adjusted earnings in addition to GAAP net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before provision for losses, depreciation expense, amortization of intangible assets, (gains) losses on sale of assets, (gains) losses on extinguishment of debt, (gains) losses on deconsolidation of VIEs, capital (gains) losses, change in fair value of financial instruments, net of allocation to noncontrolling interests, unrealized (gains) losses on interest rate hedges, interest cost of hedges, net of allocation to noncontrolling interests, asset impairments, share-based compensation, write-off of unamortized deferred financing costs, fee income deferred (recognized) and our deferred tax provision (benefit). These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are provision for losses, amortization of intangible assets, change in fair value of financial instruments, capital (gains) losses, asset impairments and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not charges or losses which would impact our current operating performance or dividend paying ability. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio or non-performing assets that may impact future operating performance or dividend paying ability, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, and (iii) share-based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non-cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

(2)	During the six-month period ended June 30, 2008, certain of our warehouse arrangements were terminated. We have recorded the loss of our warehouse deposits as a component of the change in fair value of free-standing derivatives in our consolidated statement of operations.

(3)	Change in fair value of financial instruments is reported net of allocation to noncontrolling interests of $(8,800) and $(8,955), for the three-month period ended June 30, 2009 and 2008, respectively, and $(22,258) and $90,555 for the six-month periods ended June 30, 2009 and 2008, respectively.

(4)	Interest cost of hedges is reported net of allocation to noncontrolling interests of $6,710 and $3,977, for the three-month period ended June 30, 2009 and 2008, respectively, and $12,460 and $6,351 for the six-month periods ended June 30, 2009 and 2008, respectively.